UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 04, 2017 (August 02, 2017)

QUEST SOLUTION, INC.

(Exact name of registrant as specified in charter)

Delaware	000-09047	20-3454263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

860 Conger Street, Eugene, OR 97402

(Address of Principal Executive Offices) (Zip Code)

(714) 899-4800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On August 02, 2017, Quest Solution, Inc. (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with Mr. Carlos Jaime Nissensohn. Mr. Nissensohn and/or any entity under his control, (the "Consultant") shall provide the Company and its controlled entities with certain business development, managerial, measures to improve efficiency and cost savings and financial services in accordance with the terms and conditions of this agreement. In exchange for its consulting services, the Consultant will receive a monthly fee of $15,000, a one-time signatory fee of 600,000 restricted shares, and 1,500,000 options to buy shares of common stock of the Company at an exercise price of $0.11 per share, which was the closing price of the Company’s common stock on August 1, 2017. Mr. Nissensohn will devote at least 80% of his working time to providing services to the company.

The foregoing description of the terms of the Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2014, the Company’s board of directors (the “Board”) adopted a Share Purchase Option Plan (the “Option Plan”), whereby the Board may grant to directors, officers, employees, or consultants of the Company options to acquire shares of common stock in order to provide an inducement and serve as a long term incentive program. Pursuant to the August 02, 2017, the Board issued an aggregate of 5,000,000 options to purchase shares of common stock of the Company to directors, officers and consultants at an exercise price of $0.11 per share (the “Issuance”), which was the closing price of the Company’s common stock on August 1, 2017. The options shall vest over 12 months in 4 quarterly and equal installments, subject to the option holders’ continuous service to the Company, and shall expire on August 02, 2021.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
10.1	Consulting Agreement dated August 2, 2017, by and between Quest Solution, Inc. and Mr. Carlos Nissensohn

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 04, 2017

QUEST SOLUTION, INC.

By:	/s/ Shai S. Lustgarten
Shai S. Lustgarten
Director, President and CEO